THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Third Amendment to Stock Purchase Agreement (the "Amendment") is entered into effective December 7, 2000 by and between United Financial Holdings, Inc. ("Holding Company") with First Security Bank ("First Security") and all of the Shareholders of First Security ("Stockholders")

                                   BACKGROUND

         UFHI and FSB entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated September 22, 2000, pursuant to which UFHI will acquire all of the issued and outstanding capital stock of FSB. The parties amended the Stock Purchase Agreement pursuant to the terms of that certain First Amendment to Stock Purchase Agreement dated October 16, 2000 and that certain Second Amendment to the Stock Purchase Agreement dated November 20, 2000 (collectively the "Purchase Amendments"). The parties desire to further amend the Stock Purchase Agreement and Purchase Amendments as stated in this Amendment.

         Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, including but not limited to the consideration set forth in the Stock Purchase Agreement, the parties hereby acknowledge and agree as follows:

                                      TERMS

     1.  Section  II(A):  Right  of  Examination.   Section  II(A),   Right  of
Examination, of the Stock Purchase Agreement, permits UFHI to conduct a due diligence investigation of FSB for a period of forty-five (45) days (the "Due Diligence Period") f rom and after the date of the Stock Purchase Agreement. The Purchase Amendments extended the Due Diligence Period until December 8, 2000. The parties hereby acknowledge and agree that the Due Diligence Period has expired and that the pre-purchase due diligence discussed in Section II of the Stock Purchase Agreement has been completed to the satisfaction of UFHI.

     2. Section XXIV: Counterparts. Section XXIV, Counterparts, of the Stock Purchase Agreement states that the Stockholders are required to execute the Stock Purchase Agreement on or before October 15, 2000. The parties hereby Agree to extend the time period for obtaining Stockholder signatures on the Stock Purchase Agreement, as amended, until the Closing Date specified in the Stock Purchase Agreement.

     3. No Other Modification. Except as specifically set forth in this Amendment, there shall be no other modification of the Stock Purchase Agreement or the Purchase Amendments unless otherwise mutually agreed in writing by the parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST SECURITY BANK

By: __/s/D.B. Briggs________

UNITED FINANCIAL HOLDINGS, INC.

By: __/s/Neil W. Savage_____










                                         [Signatures Continued Next Page]

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

                     [Signatures in Counterparts Continued]

         EACH OF THE STOCKHOLDERS, BY HIS, HER OR ITS SIGNATURE ACKNOWLEDGES RECEIPT OF, REVIEW OF, AND AGREEMENT TO, THE STOCK PURCHASE AGREEMENT AND THE AMENDMENTS, INCLUDING THE THIRD AMENDMENT; THAT HE, SHE OR IT AGREES TO BE BOUND BY THE COVENANTS, TERMS, REPRESENTATIONS, WARRANTIES AND CONDITIONS THEREOF; THAT HE, SHE OR IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECTION X OF THAT AGREEMENT AS AMENDED; THAT HE, SHE OR IT HAS RECEIVED AND REVIEWED THE "COMPANY INFORMATION" FURNISHED UNDER THE AGREEMENT AND THAT HE, SHE OR IT HAS RECEIVED ALL OF THE INFORMATION DESIRED.

                                         Number of First    Amount of cash to be
                                         Security shares    received by
                                         owned by           Stockholder:
SIGNATURES OF STOCKHOLDERS:

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

--------------------------------------   ---------------    $----------------

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

                            Exhibit A - Stockholders

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

                                    EXHIBIT C

                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made and entered into this ___ day of ____________, 200_, by and among United Financial Holdings, Inc., a Florida corporation ("Holding Company"), ____________________ (the "Escrow Agent"), and _______________________________ ("Stockholder").

                                   BACKGROUND

         Pursuant to the Stock Purchase Agreement dated as of September 22, 2000, as amended, (the "Agreement"), between United Financial Holdings, Inc. ("Holding Company"), First Security Bank ("First Security") and its Stockholders ("Stockholders") First Security was acquired by Holding Company. Under the Agreement, Cash Consideration and Preferred Shares have been exchanged or paid by the Holding Company for all of the issued and outstanding shares of First Security. The Agreement contains certain indemnification provisions for the benefit of the Holding Company. As security for the performance of such indemnification provisions, the Agreement provides for the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. TERMS. All terms defined in the Agreement shall have the same meanings when used herein.

          2.  DELIVERY  OF  PREFERRED  SHARES AND CASH  CONSIDERATION  TO ESCROW
     AGENT.

               (a) Stockholder hereby transfers to the Escrow Agent [________ shares of Holding Company Preferred Stock, accompanied by an irrevocable stock power endorsed in blank] and [$_______ Cash Consideration], which shall be used by the Escrow Agent to create a

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

          fund (the "Escrow Fund"), subject to the terms and conditions of this Agreement.

               (b) In the event of any stock dividend, stock split into a larger number of shares, stock combination into a smaller number of shares with respect to the Preferred Shares or any Common Shares held in the Escrow Fund (collectively the "Shares"), in each case whether by reclassification of Shares, recapitalization or otherwise, which becomes effective while Shares are held in the Escrow Fund, the additional Shares issued shall be added to the Escrow Fund and shall be subject to the terms and conditions of this Agreement as if such shares were initially delivered at the Closing. The Escrow Fund shall also include any Common Shares issued upon any conversion of any Preferred Shares held in the Escrow Fund, any dividend paid with respect to any of the Shares, and any security or other property issued, paid or distributed as an addition to, in substitution of, or in exchange for any of the Shares, and all proceeds.

          3. ESCROW FUND INCOME. The Escrow Agent shall invest all Profits (as hereinafter defined) in marketable obligations issued or guaranteed by the United States of America, as the Escrow Agent may select. All net profits resulting from, or interest or income produced by investments of, the Escrow Fund, including cash dividends on the Shares (the "Profits"), shall become part of the Escrow Fund and shall be distributed pursuant to the terms of this Agreement.

          4. INDEMNIFICATION CLAIMS. Upon determination by Holding Company that it has a claim for indemnification under the Agreement, Holding Company shall notify the Stockholder in writing (the "Indemnification Notice") as to the amount of the claim and shall deliver a copy of the Indemnification Notice to the Escrow Agent, and the following shall apply:

               (i) Fifteen (15) days after the date of receipt of the Indemnification Notice by the Escrow Agent, the Escrow Agent shall pay to Holding Company from the Escrow Fund the amount of the claim stated in the Indemnification Notice, unless prior to the expiration of that fifteen (15) day period the Escrow Agent receives written notice (the "Dispute Notice") from the Stockholder stating that the amount of the claim is being contested.

               (ii) If a Dispute Notice is delivered to the Escrow Agent prior to the expiration of that fifteen (15) day period, the Escrow Agent shall pay to Holding Company from the Escrow Fund the amount of the claim stated in the Indemnification Notice fifteen (15) days after the date of receipt of the Dispute Notice by the Escrow Agent, unless (a) payment by the Escrow Agent is restrained or enjoined by a court of

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

          competent jurisdiction, or (a) prior to the expiration of that fifteen
          (15) day period the Escrow Agent is directed to pay a different amount to the Holding Company pursuant to a written notice received by the Escrow Agent from Holding Company and the Stockholder.

               (iii) The Escrow Agent shall pay to Holding Company from the Escrow Fund such amount of amounts as shall be directed to be paid in any final order, decree or judgment (a "Final Decree") received by the Escrow Agent from a court of competent jurisdiction.

          5. PAYMENT FOR CLAIMS. All claims of Holding Company against the Escrow Fund shall be paid pro rata out of shares of [Shares] and [Cash] held in the Escrow Fund. Shares shall be valued based upon the most recent trading price of any of Holding Company's registered and outstanding common shares, and in the case of Preferred Shares, using the conversion ratio then applicable.

          6. DISTRIBUTION AND TERMINATION.

               (a) FUND DISTRIBUTION.

                    (i) Within  fifteen  (15) days  following  _________________
               2001, Holding Company shall deliver to the Stockholder and the Escrow Agent a written report of all claims for indemnification under the Agreement which it has as of such date (whether or not Holding Company has previously provided an Indemnification Notice with respect to any such claim) (the "Distribution Report"). The Distribution Report shall constitute an Indemnification Notice for the purposes of Section 4 of this Agreement.

                    (ii) As soon as practicable after _______, 2001, (the "Distribution Date") and subject to the other provisions of this
               Section 6, the Escrow Agent shall distribute the Escrow Fund not used to satisfy claims, as provided below, to the Stockholder.

                    (iii) Notwithstanding the above, however, if any claims for indemnification under the Agreement (of which the Stockholder and the Escrow Agent have received an Indemnification Notice on or before the Distribution Date or which were identified in the Distribution Report) remain pending on the Distribution Date, and the amount reflected in either such notice has not been paid to

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

               Holding Company, then the Escrow Agent shall withhold in the Escrow Fund an amount equal to such pending claims.

                    (iv) Subject to Section 7 hereof,  all amounts in the Escrow
               Fund on the Distribution Date in excess of such pending claims shall be immediately distributed to the Stockholder.

                    (v) For purposes of  determining  the number of Shares to be delivered to the Stockholder or retained in the Escrow Fund following the Distribution Date, all Shares held in the Escrow Fund shall be valued as provided in Section 5.

               (b) WITHHELD ASSETS. Any assets withheld pursuant to Section 7(a) shall be retained by the Escrow Agent in the Escrow Fund until (i) fifteen (15) days shall have expired since Holding Company delivered to the Escrow Agent and the Stockholder a copy of an Indemnification Notice or the Distribution Report and the Escrow Agent shall not have received a Dispute Notice within such time from the Stockholder, at which time the Escrow Agent shall pay Holding Company the amount of such claim, (ii) the Escrow Agent receives written direction from Holding Company and the Stockholder directing the Escrow Agent to disburse assets, in which case disbursement shall be made in accordance with such direction, (iii) the Escrow Agent receives a written notice from Holding Company and Stockholder directing that any pending claim, or any portion thereof, be paid, in which case payment of such pending claim or portion thereof shall be made in accordance with such notice, or (iv) the Escrow Agent receives a Final Decree directing that a pending claim, or any portion thereof, be paid, in which case payment of such pending claim or portion thereof shall be made in accordance with such Final Decree. At such time as any claim pending on the Distribution Date is no longer pending, the Escrow Agent shall distribute to the Stockholder, any balance of the assets withheld in respect of that claim remaining after disposition of that claim.

               (c) TERMINATION. When the entire Escrow Fund has been distributed in accordance with Section 4 and/or this Section 6, this Agreement shall terminate.

               (d) DISTRIBUTION OF SHARES. In connection with any distribution of Shares under this Section 6, the Escrow Agent shall forward the existing stock certificate to the transfer agent with instructions

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

          that such certificate be canceled in exchange for new stock certificates issued in the names of the Stockholder, Holding Company and the Escrow Agent, as the case may be, and in connection with any distribution of Shares to Stockholder, Holding Company hereby agrees that it will direct the transfer agent to so issue the new certificates and deliver such certificates to the Escrow Agent for redelivery to the Stockholder.

         7.       ESCROW AGENT.

               (a) ESCROW AGENT OBLIGATIONS. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obliged to inquire as to the identity, authority, or rights of the person or persons executing or delivering the same.

               (b) ESCROW AGENT LIABILITY. The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted by the Escrow Agent in the absence of gross negligence or willful misconduct shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent. The Escrow Agent shall not be held liable for any losses that may occur as the result of the investment or reinvestment of the Escrow Fund.

               (c) CONFLICTS. If any dispute should arise with respect to the payment and/or ownership or right of possession of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual written agreement by the parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the Stockholder and Holding Company are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings; or the Escrow Agent, at its option, may deposit the Escrow Fund in the registry of a court of competent jurisdiction in a proceeding to which the Stockholder and Holding Company are parties (or their respective successors or assigns). Upon so depositing such funds and filing its complaint and interpleader, the Escrow Agent shall be completely discharged and released from further liability hereunder with respect to that portion of the Escrow Fund so deposited. Holding Company shall

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

          not seek to disqualify Escrow Agent from representation of Stockholder in connection with any disputes involving Holding Company and the Stockholder on the basis that Escrow Agent has a conflict of interest due to its representation of the Stockholder and its role hereunder as the Escrow Agent.

               (d) INDEMNIFICATION OF ESCROW AGENT. Subject to the provisions of
          Section 7(b) hereof, Holding Company and Stockholder jointly agree to indemnify and hold harmless the Escrow Agent from and against all costs, damages, judgments, attorney's fees (whether such attorneys shall be regularly retained or specially employed), expenses, obligations, and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent.

               (e) ESCROW AGENT'S CONDUCT; FEES. In performing its duties hereunder, the Escrow Agent may rely on statements furnished to it by an officer of Holding Company or by the Stockholder, or on any other evidence deemed by the Escrow Agent to be reliable. The Escrow Agent shall be entitled to be reimbursed 50% by Holding Company and 50% by Stockholder for any reasonable expenses incurred by the Escrow Agent when performing its obligations hereunder in connection with any litigation or other court proceedings or any disputes between the parties relating thereto.

               (f) RESIGNATION AND REMOVAL. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least twenty (20) days written notice of such resignation to the Stockholder and Holding Company, specifying a date upon which such resignation shall take effect; provided however, that the Escrow Agent shall continue to serve until a successor approved by Holding Company and Stockholder accepts the Escrow Fund. Upon receipt of such written notice, a successor Escrow Agent shall be appointed by the Stockholder and Holding Company. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Stockholder and Holding Company petition any court of competent jurisdiction of the appointment of a successor escrow agent. The Stockholder and Holding Company, acting jointly, may at any time substitute a new Escrow Agent by giving ten (10) days notice thereof to the current Escrow Agent then acting.

         8.       MISCELLANEOUS.

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

               (a) VOTING. Stockholder shall have the exclusive right to exercise his or her voting rights in its sole discretion with respect to the Shares held in the Escrow Fund, and the Escrow Agent shall cause the Shares held in the Escrow Fund to be voted in the manner as directed by Stockholder. The Escrow Agent shall not vote any Shares as to which the Escrow Agent receives no direction as to voting.

               (b) SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the Stockholder, Holding Company and Escrow Agent and their respective successors and permitted assigns.

               (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) to the addresses specified for each party in the Agreement and to the Escrow Agent as follows:

                           TO THE ESCROW AGENT:

                           TO THE STOCKHOLDER:

The Escrow Agent agrees to promptly deliver a copy of each Dispute Notice that it receives to Holding Company.

               (d) NEW ESCROW AGENT. If the Escrow Agent shall decline or cease to act as Escrow Agent, Holding Company and the Stockholder shall appoint a successor.

               (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts-of-law rules thereof.

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

               (f) AMENDMENT OR MODIFICATION. The terms of this Agreement may be altered, amended, modified or revoked by writing only, signed by Holding Company, the Escrow Agent and the Stockholder.

               (g) REPORTS FROM ESCROW AGENT. The Escrow Agent shall furnish to Holding Company and the Stockholder quarterly reports listing each transaction made by the Escrow Agent during such quarter with respect to this Agreement.

               (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

               (i) HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

               (j) WAIVER OF COMPLIANCE; CONSENTS. Any failure of the parties hereto to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the other parties hereto, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

               (k) VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

               (l) ASSIGNMENT. This Agreement shall not be assigned other than by operation of law.

               (m) BACKGROUND. The Background statement is true and correct and is incorporated herein and made a part hereof.

                             [Signatures next page]

UNITED FINANCIAL/FIRST SECURITY THIRD AMENDMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    UNITED FINANCIAL HOLDINGS, INC.


                                    By: _____________________________________

                                    Name: ___________________________________

                                    Title: __________________________________



                                    ESCROW AGENT:

                                        [NAME]

                                    By: _____________________________________

                                    Name: ___________________________________

                                    Title: __________________________________



                                    STOCKHOLDER:

                                    By: _____________________________________

                                        [NAME]